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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 29, 2004 relating to the financial statements and financial statement schedules of United States Shipping Master LLC, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 9, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm